UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2005

SEMITOOL, INC.
(Exact name of registrant as specified in its charter)

Montana	0-25424	81-0384392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 West Reserve Drive Kalispell, Montana	59901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 752-2107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On July 1, 2005, Semitool, Inc. (the “Company”) issued a press release announcing that Raymon F. Thompson, Chairman and Chief Executive Officer of the Company, has adopted a pre-arranged stock trading plan to sell a portion of his Company common stock as part of his individual long-term strategy for asset diversification and liquidity. The stock trading plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934.

Rule 10b5-1 permits corporate officers and directors to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. Using these plans, insiders can gradually diversify their investment portfolios and spread stock trades over a period of time to reduce any market impact and avoid concerns about whether they had material, non-public information when they sold their stock.

Under his Rule 10b5-1 plan, implemented through Merrill Lynch & Co., Mr. Thompson may sell up to 800,000 shares over a period of approximately six months.

The press release related to the foregoing is being filed as an exhibit to this current report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

      (c)  Exhibits:

            Exhibit No.    Description

            Exhibit 99.1   Press Release issued by Semitool, Inc. dated July 1, 2005.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 1, 2005	SEMITOOL, INC. (Registrant) By: /s/Larry A. Viano —————————————— Larry A. Viano Chief Financial Officer